UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 2, 2006

TriQuint Semiconductor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22660	95-3654013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 N.E. Brookwood Parkway

Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 615-9000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

At its meeting on March 2, 2006, the Compensation Committee of the Board of Directors (the “Board”) of TriQuint Semiconductor, Inc. (the “Company”) approved a Management Incentive Plan (the “Plan”) to provide appropriate short-term and long-term incentives to members of the Company’s senior management team. The Plan participants include all officers as well as certain senior managers and individual contributors. The Company expects its executive officers who are named in the Company’s Form 10-K to be participants in the Plan, except for Mr. DeBonis who is compensated under a sales incentive plan. The senior managers and individual contributors are nominated by the Company’s officers and approved by the Chief Executive Officer. The nominations occur as soon as practicable at the beginning of the year and remain effective during the entire year. Possible payout from the Plan will be semi-annual and will range from 0% to 22.5% of base salary for officers and 0% to 15% of base salary for other participants based upon achievement of specific Company and Business Unit/Group performance goals. Highlights of the Plan are provided below.

•	Term of the current Plan is one year.

•	The Plan is aggregated into two incentive periods, one effective January 1 through June 30 and the second effective July 1 through December 31.

•	Management will establish the Business Unit/Group goals as soon as practicable at the beginning of the fiscal year. The incentive achievement is determined at the end of each incentive period.

•	The plan will pay only if certain minimum operating profit is achieved in the plan period.

•	Certain operational goals and strategic milestones must be achieved in addition to specific operating profit goals for the maximum payout in the plan.

•	Operating profit is based on the Company’s GAAP operating income, adjusted for certain one-time gains and/or changes (severance, impairment, restructuring costs, stock/ESPP compensation costs, acquired in-process research and development, first year losses or gains of any acquired entities, same your losses or gains of divestitures, etc.).

•	Incentive payouts are calculated as a percentage of regular wages paid during the incentive period.

•	Incentive payouts are in addition to profit sharing payments.

•	Employee must be in a regular, active employment status on the date of payment to receive the incentive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIQUINT SEMICONDUCTOR, INC.

By:	/s/ RALPH G. QUINSEY
Ralph G. Quinsey
President and Chief Executive Officer

Date: March 7, 2006